Exhibit 4.1

NUMBER

PB

GATEWAY FINANCIAL HOLDINGS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA

SHARES

CLASS B
PREFERRED STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF NO PAR VALUE CLASS B PREFERRED STOCK OF

GATEWAY FINANCIAL HOLDINGS, INC.

transferable on the books of the Corporation by the holder thereof, in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued under and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation as now or hereafter amended.

This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Wendy W. Small

CORPORATE SECRETARY

GATEWAY FINANCIAL HOLDINGS, INC. CORPORATE SEAL N.C.

CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(NEW YORK, N.Y.)
TRANSFER AGENT
AND REGISTRAR,

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY

GATEWAY FINANCIAL HOLDINGS, INC. THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION, THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE, A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF THAT THE CORPORATION IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UNIF GIFT MIN ACT– Custodian TEN ENT – as tenants by the entireties (Cust) (Minor) JT TEN – as joint tenants with right of under Uniform Gifts to Minors Act survivorship and not as tenants in common (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Please print or typewrite name, address and relationship of Assignee and number of shares             shares represented by the within Certificate and, if said number of shares shall not be all the shares represented by the within Certificate, that a new Class B Preferred Stock Certificate for the shares not transferred be registered in the name of the undersigned, and is hereby irrevocably constituted and appointed as Attorney to transfer such shares as aforesaid on the books of the Corporation, with full power of substitution in the premises.
DATED NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever. Signature(s) Guaranteed:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.